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                              JOINT VENTURE AGREEMENT


     This Joint Venture Agreement (hereinafter, "the Agreement") is entered into this 8th day of September, 1998, between the following parties:-

     The Todd-AO Corporation, a Delaware corporation with its principal place of business at 900 North Seward Street, Hollywood, California 90038 (hereinafter, "Todd-AO")

                                        AND

     United Artists Theatre Circuit, Inc., a Maryland corporation with its principal place of business at 9110 East Nichols Avenue, Suite 200, Englewood,
     Colorado 80112 (hereinafter, "UATC").

                                      RECITALS

     Todd-AO and UATC have developed certain proprietary technology (hereinafter, "the CDP Technology") in conjunction with Richard Vetter and Clay Davis, authors of certain patents more specifically defined in the schedule entitled "Patents," attached as Exhibit A to this Agreement.

     Todd-AO and UATC have decided to form a California limited liability company, known as "CDP Limited Liability Company" (hereinafter, the "Company"), whose members shall be Todd-AO and UATC each owning fifty percent (50%) of the outstanding shares thereof.

                                    1.  PURPOSE

     Todd-AO and UATC hereby declare and acknowledge that they have entered into this Agreement for the purpose of acquiring, holding, developing, licensing and exploiting the CDP Technology through the world on the terms and conditions contained in this Agreement and Todd-AO and UATC hereby associate themselves for such purpose as joint venturers.

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                                    2.  DURATION

     The Company shall come into existence immediately and shall continue in existence until it is terminated by mutual agreement of the parties and after the realization of assets, including final disposition of all property, and the satisfaction of all obligations have been made in accordance with this Agreement.

                          3.  ASSIGNMENT OF PATENT RIGHTS

     a. Todd-AO and UATC each assign to the Company all of its respective rights, title and interest in and to the CDP Technology. Todd-AO, UATC, Richard Vetter and Clay Davis have effectuated assignments of all of their rights, title and interest in and to the CDP Technology. Such right, title and interest in and to the CDP Technology assigned by Todd-AO and UATC shall include, without limitation, all domestic and foreign patents, detailed in Exhibit A attached hereto, as well as the right to apply for additional foreign patents derived from the domestic patents.

     b. Todd-AO and UATC each grant to the Venture an exclusive, royalty-free and perpetual license to any additional CDP Technology which they may hereafter acquire or develop during the Company's existence.

     c.   Assignment of the patents have been attached hereto as Exhibit B.

                                   4.  MANAGEMENT

     a. COMPOSITION. The Company shall be managed by an even number of Managers (initially, four) appointed in equal numbers by UATC (initially, Kurt Hall and Gene Hardy) and Todd-AO (initially, Salah Hassanein and Clay Davis), (collectively, the "Management Committee"). All decisions of the Management committee shall require a unanimous vote or written consent. It is anticipated that day-to-day affairs of the Company will be managed by Todd-AO under the control and supervision of the Management Committee. No action may be taken nor sum expended (except for those expenses listed in the schedule attached hereto as Exhibit C, which expenditures may be deemed hereby to be pre-approved) on behalf of the Company or with respect to the CDP Technology without

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the approval of the Management Committee first having been obtained.  Todd-AO or the Managers whom it so designates shall be authorized to make disbursements only in accordance with budgets mutually approved by UATC and Todd-AO, subject to a variance of not more than five percent (5%) in the aggregate. Except as set forth in Paragraph 4.l. below, Todd-AO shall not assign its obligations as daily manager or otherwise delegate any such responsibilities without first having obtained the approval of the Management Committee.

     b. REPLACEMENT OF MANAGER. By notice in writing to the other party, each party may remove or suspend any Manager appointed by it and appoint another person in the vacant position and may appoint another representative temporarily in the place of the Manager so removed or suspended or in the place of a sick or absent Manager.

     c. REGULAR MANAGEMENT MEETINGS. There shall be meetings of the Management Committee on a regular basis to be determined by the parties but not less than four times in each financial year, all to be held in California. Attendance at any such meeting may be by means of telephonic conference call or any substitute electronic means of communication.

     d. ADDITIONAL MEETINGS. Additional meetings of the Management Committee may be convened by any party giving written notice to the other party no less than thirty (30) business days prior to such a meeting.
Written notice convening a meeting under this section shall include an agenda for the meeting. Attendance at any such meeting may be by means of telephonic conference call or any substitute electronic means of communication.

     e. QUORUM. A quorum for a properly constituted meeting of the Management Committee shall be two of the four members designated above, one from Todd-AO and one from UATC.

     f.   CHAIRMAN.  Each Chairman shall hold office for a period of twelve
(12) months. The Managers shall elect one of their number as Chairman of the Management Committee for the initial period of twelve (12) months from the date of the first meeting of the Management Committee. If the parties fail to agree upon a chairman, the first Chairman shall be


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appointed by Salah Hassanein.  The Chairmanship for each subsequent year shall rotate.

     g. SECRETARY. The Managers shall elect one of their number as Secretary of the Management Committee or, by mutual agreement, or a non-Manager of the staff of either Todd-AO or United Artist Theatre Circuit, for an initial period of twelve (12) months from the date of the first meeting of the Management Committee. The Secretary for each subsequent year shall hold office for twelve (12) months from the date of his election.

     h. VOTES. Questions arising at the meeting of the Management Committee shall be determined by unanimous vote of the Managers present and voting.

     i. MINUTES. The Secretary of the Management Committee shall cause minutes of all resolutions and proceedings of all meetings of the Management Committee to be duly entered in books provided for that purpose. Copies of minutes of meetings shall be supplied to all parties within fourteen (14) days of adjournment of such meetings.

     j. BUSINESS. The Management Committee shall be authorized to receive and consider any administrative and financial reports and to decide on any proposal which relates to or concerns or deals with the Company and the CDP Technology, including but not limited to any of the following matters:-

     (1) approval of capital and operating expenditures, including payroll and advertising, such expenditures to be the subject of budgets submitted yearly by Todd-AO as manager of the Company's daily affairs and, if necessary, modified quarterly and at such other times as required by the Management Committee;

     (2) the entry into or disposal, extension or termination of any lease, the entry into any contract for purchase or disposal of land, or any other asset of the Company;

     (3)  the entry into any other business venture;

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     (4)  any change in the structure of the Company or the participation of the parties in the Company, including the creation of any new legal entity in connection with the CDP Technology;

     (5) disbursements which exceed approved budgets by more than five percent (5%) in the aggregate;

     (6) all loans, borrowings and other contractual commitments including, without limitation, the securing of mortgages, charges, pledges, guarantees, indemnities and letters of comfort to or by the Company;

     (7)  royalty or licensing agreements for the CDP Technology;

     (8)  sale of all or substantially all of the Company's assets; and

     (9)  dissolution of the Company.

     k. DAY TO DAY MANAGEMENT. The parties hereto agree to entrust Todd-AO with the day to day management, administration and operation of the Company. Todd-AO shall supervise, manage and coordinate the operation of the Company in accordance with the terms of this Agreement. UATC shall have the right to appoint the Chief Financial Officer of the Company, subject to Paragraph 4.m. below.

     l. SUPERVISION. Todd-AO may designate, with the consent of UATC, which consent shall not be unreasonably withheld, an outside person or entity to whom or which its management functions may be delegated. Todd-AO is free, however, to designate a member of its internal staff to supervise the day-to-day operations of the Company without seeking the consent of UATC.

     m. ACCOUNTING STAFF. The Chief Financial Officer, to be appointed by UATC with the consent of Todd-AO, which consent shall not be unreasonably withheld, shall oversee the preparation of the accounts and shall designate and provide accounting staff for this purpose. The cost of such staff shall be borne by the Company and such accounting staff shall prepare monthly accounts, year-to-date and yearly accounts during the operation of the Company or at such other times as Todd-AO and/or UATC shall direct and shall provide the Management Committee with a copy of


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any balance sheet and profit and loss statement prepared in accordance with this provision. To the extent feasible and practical, during the current period of inactivity, the accounting staff should be internal to Todd-AO and/or UATC in order to minimize costs and fees.

     n. AUDITS. At the end of each financial year, the accounts of the Company shall be audited by an accounting firm appointed by the Management Committee and the correctness of the profit and loss account and the balance sheet shall be ascertained by the Auditor of said accounting firm. If the revenues of the Company are less than one million dollars ($1,000,000), the accounts of the Company may be certified by the Chief Financial Officer.

     o. CAPITAL AND OPERATING EXPENDITURE. As manager of the Company's daily affairs, Todd-AO may, in an emergency, exceed the budget approved by no more than ten percent (10%) of the approved budget (in the aggregate for any given year) but must obtain ratification by the Management Committee for such expenditure at its next convened meeting.

     p. CAPITAL CONTRIBUTIONS. Upon execution of this Agreement, Todd-AO and UATC each shall make a capital contribution of $10,000 cash. Each party shall make future capital contributions in proportion to its prescribed equity at the time the contribution is to be made. The times by which capital contributions are to be made shall be specified by the Chief Financial Officer. Todd-AO and UATC shall make such additional cash capital contributions as may be mutually required. In the event a party fails to make an agreed capital contribution, the other party making the contribution in lieu of the defaulting party shall be entitled to adjust the respective percentage interests of the parties in equity, profits and cash distributions to reflect the actual cash contributions of the parties, in addition to any remedy at law or equity resulting from the default.

                              5.  INDEMNITY OF MANAGER

     There shall be no compensation paid by the Company to Todd-AO for acting as manager of the company's daily affairs, unless approved by the Management Committee. Todd-AO and UATC hereby agree to indemnify and shall hold harmless the Manager appointed pursuant to Paragraph 4.m. above (if it is a party to this Agreement or a related corporation) from

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any costs, liabilities or damage incurred or suffered by such manager arising out of or in connection with such manager's activities as development manager pursuant to this Agreement in the absence of negligence or any willful or reckless wrongful acts or omissions of such manager. The parties' indemnification shall be limited to their proportionate shares of prescribed equities in the Company. The manager shall be required, as condition of his, her or its employment as manager, to agree to indemnify and hold harmless the Company, UATC and Todd-AO from and against all costs, liabilities or damage incurred or suffered by all or any of them and arising out of such manager's negligence or willful or reckless acts or omissions.

                         6.  AGREEMENT WITH RICHARD VETTER

     The parties have entered into an Agreement with Richard Vetter, attached here to as Exhibit C and made a part hereof by reference. The parties and the Company hereby agree to be bound by the conditions of said Agreement.

                       7.  PROFITS, LOSSES AND DISTRIBUTIONS

     Losses shall be allocated equally to Todd-AO and UATC (or if the parties make unequal cash contributions, in proportion to their cash contributions). Profits and cash distributions (and, in the event a sale of the Company's business is structured as a sale of all or substantially all of the membership interests in the Company, the proceeds therefrom) shall be allocated as follows:

     (i) First, in accordance with Paragraph 4 of the Vetter Agreement (Exhibit C), forty-five percent (45%) to UATC, forty-five percent (45%) to Todd-AO and ten percent (10%) to Richard Vetter until Vetter receives $200,000, and thereafter, fifty percent (50%) to UATC and fifty percent (50%) to Todd-AO until each has recouped its respective investments in the CDP Technology since September 1, 1986;

     (ii) Second, to UATC in the amount of $350,000, representing the amount by which UATC's investment in the CDP Technology exceeded Todd-AO's investment in the CDP Technology prior to September 1, 1986; and


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     (iii) Third, further profits, cash distributions and proceeds from such sale of all or substantially all membership interests shall be allocated forty-five percent (45%) to UATC, forty-five percent (45%) to Todd-AO and ten percent (10%) to Richard Vetter.

                        8.  SEVERAL LIABILITY OF THE PARTIES

     All contracts and agreements entered into on behalf of the Company shall, wherever practicable, provide for the liabilities of the parties under those contracts to be several to the extent of their respective interests in the Company. Where the liabilities of the Company with respect to contracts, leases, borrowings and items of a like nature cannot be several, the prior approval of the Management Committee shall be required.

                           9.  NO ASSIGNMENT OF INTEREST

     Except as set forth in Section 15 below, neither Todd-AO nor UATC shall lease, sell, assign or in any other way part with possession of its interest in the Company or the CDP Technology or any part thereof, transfer, mortgage, charge, create any lien over nor in any way encumber, declare itself a trustee or otherwise deal with its interest in the Company or the CDP Technology or any part thereof, without obtaining the prior written consent of the other party hereto which consent can be withheld at the absolute discretion of either party whose consent is required. Nothing in this provision shall preclude UATC or Todd-AO from assigning its respective interest in the Company and/or the CDP Technology to any of its wholly-owned subsidiaries, provided that the parent corporation agrees to remain party to and liable under the terms of this Agreement.

                                   10.  PARTITION

     Without the consent of the other party, a party shall not apply for the partition or an order for sale of its interest in the Company including its interest in any lease or freehold property held pursuant to this Agreement.

                            11.  RELATIONSHIP OF PARTIES

     Notwithstanding anything to the contrary contained herein, neither this Agreement nor any agreement referred to herein nor the acts or omissions of the parties or of any of them shall result nor are they intended


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to result in the creation of a partnership or other relationship whereby a party shall be held responsible or liable for any act or omission of the other party, either jointly or otherwise, or shall authorize any party to pledge the credit of the other party or shall impair the independent status of any party or shall create any trust.

     No party shall act as or purport to act as the agent or make any promise or representation on behalf of any other party without first obtaining its express written approval.

                           12.  TERMINATION UPON DEFAULT

     A party shall have committed an event of default if:

     (a) it breaches a material provision of this Agreement where such failure shall continue for a period of ten (10) days after written notice by the non-defaulting party to the defaulting party; provided, however, that if the nature of noncompliance is such that more than ten (10) days is reasonably required to cure the default, the defaulting party may be deemed to have cured the default if it has commenced the cure within such ten (10) day period and thereafter diligently pursues such cure to completion;

     (b) it fails to reimburse a loss suffered by the non-defaulting party within ten (10) days after receipt of written notice from the non-defaulting party which notice shall quantify and detail the nature of the loss suffered;

     (c)  it fails to make a cash call, as detailed in Paragraph 4.p. above;

     (d) it presents a petition for winding up the Company, and it cannot within ten (10) days reasonably satisfy the other party hereto that the petition is frivolous or vexatious or an order is made, or an effective resolution is passed, for its winding up except where the winding up is for the purpose of reconstruction or amalgamation and has been approved by the other party, such approval not to be unreasonably withheld; or

     (e) it causes a provisional liquidator or a receiver or receiver and manager of its assets, or any part thereof or any part of the income thereof, to be appointed or if it calls a meeting of its creditors pursuant to the California Code or other relevant company legislation.


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                          13.  DISSOLUTION UPON BANKRUPTCY

     In the event of the bankruptcy of either Todd-AO or UATC, the Company shall dissolve unless the remaining party consents within ninety (90) days of the bankruptcy or dissolution to the continuation of the business of the Company. If the remaining party so consents, the remaining party shall purchase the interest of the bankrupt or dissolving party at a cash price equal to the bankrupt or dissolving party's capital account balance. If the remaining party does not so consent, or at any time with the agreement of both parties, the Company shall be dissolved. This provision shall not apply to the filing of a Chapter 11 (reorganization) petition in bankruptcy court.

     Upon dissolution, the Company's assets shall be sold or otherwise commercialized and the proceeds distributed in the following priority:

     (i) First, to the expenses of dissolution (including reasonable compensation for the persons involved therein);

     (ii)  Next, to the payment of all debts and liabilities to third parties;

     (iii) Next, equally to UATC and Todd-AO until each has recouped their respective investments in the CDP Technology since September 1, 1986;

     (iv) Next, to UATC to the extent that the $350,000 preference referred to in Section 7(ii) has not been otherwise recouped; and

     (v) Thereafter, to the parties in accordance with their positive capital account balances and in accordance with all of the other requirements of Treasury Regulations Section 1.704-1(b)(2)(ii), including the parties' obligation to restore the amount of any deficit capital account balance following the distribution.

                              14.  BUY-SELL PROVISIONS

     Todd-AO and UATC shall negotiate in good faith for a period of at least thirty (30) days to negotiate a resolution to any controversy or dispute arising between the parties. Thereafter, either party (the "Initiating Party")


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may elect to deliver a written notice (the "Valuation Notice"), setting forth a purchase price and terms of payment for either party's interest.

     Within thirty (30) days after receipt of the Valuation Notice, the other party (the "Electing Party") shall elect in writing (the "Election Notice") to either purchase the entire interest of the Initiating Member or to sell the Electing Party's entire interest to the Initiating Party, in each case at the price and on the terms set forth in the Valuation Notice. If an Election Notice is not timely given, the Electing Party shall be deemed to have elected to sell its interest to the Initiating Party.

     The consummation of the transaction shall occur within thirty (30) days after receipt of the Election Notice, but no later than sixty (60) days after delivery of the Valuation Notice.

                          15.  SALE OF INTEREST IN COMPANY

     No party may transfer any of its interest in the Company other than in accordance with the following provision:

     a. TRANSFER WITH CONSENT. Any party may sell all but not part of its interest in the Company to any person approved in writing by all the other parties, provided that it shall be a condition precedent to such sale that the vendor procures that the purchaser enters into an agreement with the parties, thereby agreeing to be bound by all terms and conditions to this Agreement as if it were a party to it.

     A party wishing to transfer all but not part of its interest in the Company shall give notice in writing (the "Transfer Notice") to the Board of Directors.

                                 16.  FORCE MAJEURE

     No failure or omission to carry out or observe any of the conditions of this Agreement shall give rise to any claim by one of the parties hereto against any other party or result in a breach of this Agreement if such failure or omission arises by reason of delay or inability to perform caused by war, whether declared or not, insurrections, strikes, inability to obtain materials, fire, storm or other severe action of the elements, accidents, government or statutory restrictions or from other causes, whether like or


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unlike the foregoing, which are unavoidable or beyond the reasonable control of any or all of the parties.

                             17.  ENTIRE UNDERSTANDING

     This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges all prior discussions between them. Neither of the parties shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this agreement other than expressly provided in this Agreement as duly set forth, and each party acknowledges to the other party that, except as set out in this Agreement, it has not relied on any representation made by or on behalf of any other party.

                            18.  VARIATIONS TO AGREEMENT

     This Agreement may only be varied, modified, amended or added to in writing executed by the parties hereto.

                                    19.  NOTICE

     In addition to any method prescribed by the laws of the State of California, from time to time notice may be given by one party to another party at the address of the relevant party set out below, or to such other address as is notified by the relevant party to the other party from time to time by way of first class mail, postage prepaid, sent to:

     Todd-AO:       Salah M. Hassanein, President and CEO
                    The Todd-AO Corporation
                    900 North Seward Street
                    Hollywood, CA  90038

     and a copy to: Judi M. Sanzo, General Counsel
                    The Todd-AO Corporation
                    514 Via de la Valle, Suite 300A
                    Solana Beach, CA  92075
                    Fax:  619-509-9785


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     UATC:          Kurt Hall, President and CEO
                    United Artists Theatre Circuit, Inc.
                    9110 East Nichols Avenue, Suite 200
                    Englewood, CO  80112

     and a copy to: Gene Hardy, General Counsel
                    United Artists Theatre Circuit, Inc.
                    9110 East Nichols Avenue, Suite 200
                    Englewood, CO  80112
                    Fax:  303-792-8649

             20.  GOVERNING LAW AND SUBMISSION TO JURISDICTION

     This Agreement is made and shall be construed in accordance with the laws of the State of California. Further, the parties agree that any action or proceeding instituted to enforce, interpret or apply any provision of this Agreement shall be filed within a court of competent jurisdiction in Los Angeles County, California. The party prevailing in any such action or proceeding shall be entitled to reimbursement by the losing party of all costs and expenses including, but not limited to, its attorneys' fees and costs.

                               21.  SEVERABILITY

     If any provision of this Agreement is deemed to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts shall not be affected.

                               22.  ENTIRE AGREEMENT

     This Agreement is the entire Agreement of the parties relating to the Company and the CDP Technology and supercedes all prior agreements. Subject to the restrictions relating to transferability, this Agreement will be binding upon and inure to the benefit of the parties, and their respective successors and assigns. All amendments hereto must be in writing and signed by the party to be charged.


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     Please confirm your acceptance by signing and returning a copy of this
Agreement.

                                   THE TODD-AO CORPORATION

                                   By:  /s/ Salah M. Hassanein
                                        -------------------------------
                                        Salah M. Hassanein
                                        Its President and CEO


                                   UNITED ARTIST THEATRE CIRCUIT, INC.


                                   By:  /s/ Kurt C. Hall
                                        -------------------------------
                                        Kurt C. Hall
                                        Its President and CEO


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